POWER OF ATTORNEY

Lillian Bauder

Know all by these presents, that the undersigned hereby

constitutes and appoints each of Jon W. Bilstrom, Nicole

V. Gersch, Jessica M. Pfeiffer, and Robert W. Spencer,

Jr., signing singly, the undersigned's true and lawful

attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in

the undersigned's capacity as an officer and/or director

of Comerica Incorporated (the "Company"), Forms 3, 4 and

5 in accordance with Section 16(a) of the Securities

Exchange Act of 1934 and the rules thereunder;

(2) execute for and on behalf of the undersigned, in the

undersigned's capacity as an officer and/or director of the

Company, documents necessary to facilitate the filing of

Forms 3, 4 and 5;

(3) do and perform any and all acts for and on behalf of

the undersigned which may be necessary or desirable to

complete and execute any such Form 3, 4 or 5 and timely

file such form with the United States Securities and

Exchange Commission and any stock exchange or similar

authority; and

(4) take any other action of any type whatsoever in

connection with the foregoing which, in the opinion of

such attorney-in-fact, may be of benefit to, in the best

interest of, or legally required by, the undersigned, it

being understood that the documents executed by such

attorney-in-fact on behalf of the undersigned pursuant

to this Power of Attorney shall be in such form and shall

contain such terms and conditions as such attorney-in-fact

may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact

full power and authority to do and perform any and every

act and thing whatsoever requisite, necessary, or proper

to be done in the exercise of any of the rights and powers

herein granted, as fully to all intents and all purposes

as the undersigned might or could do if personally present,

with full power of substitution or revocation, hereby

ratifying and confirming all that such attorney-in-fact,

or such attorney-in-fact's substitute or substitutes, shall

lawfully do or cause to be done by virtue of this power of

attorney and the rights and powers herein granted.  The

undersigned acknowledges that the foregoing attorneys-in-fact,

in serving in such capacity at the request of the

undersigned, are not assuming, nor is the Company assuming,

any of the undersigned's responsibilities to comply with

Section 16 of the Securities Exchange Act of 1934.

The termination of any attorney-in-fact's employment by the

Company, however caused, shall operate as a termination of

his or her powers and authorities hereunder, but shall not

affect the powers and authorities herein granted to any

other party.

This Power of Attorney shall remain in full force and

effect until the undersigned is no longer required to file

Forms 3, 4 and 5 with respect to the undersigned's holdings

of and transactions in securities issued by the Company,

unless earlier revoked by the undersigned in a signed

writing delivered to the foregoing attorneys-in-fact at

the then current mailing address of the Corporate Legal

Department of Comerica Incorporated.

All Powers of Attorney previously granted in connection

with the foregoing matters hereby are canceled and revoked.

IN WITNESS WHEREOF, the undersigned has caused this Power

of Attorney to be executed and made effective as of this

25th day of July, 2006.

/s/ Lillian Bauder

Lillian Bauder